As filed with the Securities and Exchange Commission on May 30, 1997

                                                 Registration No. 33-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        ------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                        ------------------------------

                                 Calton, Inc.
              (Exact Name of Issuer as Specified in its Charter)

              New Jersey                              22-2433361
     (State or Other Jurisdiction                  (I.R.S. Employer
  of Incorporation or Organization)               Identification No.)

                                500 Craig Road
                       Manalapan, New Jersey 07726-8790
 (Address, including Zip Code, of Issuer's Principal Executive Offices)

                        ------------------------------

                 AMENDED AND RESTATED CALTON, INC. 401(k) PLAN
                           (Full Title of the Plans)

                        ------------------------------

                             ANTHONY J. CALDARONE
         Chairman of the Board, President and Chief Executive Officer
                                 Calton, Inc.
                                500 Craig Road
                       Manalapan, New Jersey 07726-8790
                                 (908)780-1800
           (Name, Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for Service)

                        ------------------------------

                                  Copies to:
                              PHILIP D. FORLENZA
                          Giordano, Halleran & Ciesla
                          A Professional Corporation
                                 P.O. Box 190
                              125 Half Mile Road
                         Middletown, New Jersey  07748




                                                  Proposed
Title of                                          maximum
securities        Amount       Proposed maximum   aggregate   Amount of
to be             to be        offering price     offering    registration
registered        registered   per share (2)      price (2)   fee (2)
==========        ==========   ================   =========   ============

Common Stock      500,000      $.3125             $156,250    $100
$.01 par value    Shares
 (1), (3)


(1)     Under the Amended and Restated Calton, Inc. 401(k) Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Calton, Inc. common stock as reported in the consolidated reporting system for the American Stock Exchange on May 29, 1997.

(3) This Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to the Amended and Restated Calton, Inc. 401(k) Plan to adjust for the occurrence of certain corporate transactions or events including, without limitation, a reorganization or recapitalization.




                                    PART II
                                    -------

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, this registration statement (the "Registration Statement") is being filed by Calton, Inc. (the "Registrant") solely to register an additional five hundred thousand (500,000) shares of the Registrant's common stock, $.01 par value per share ("Common Stock"), reserved for issuance under the Amended and Restated Calton, Inc. 401(k) Plan (the "401(k) Plan"). The contents of a registration statement on Form S-8 (Registration No. 33-75184), which is currently effective and which was filed by the Registrant with the Securities and Exchange Commission (the "Commission") on February 11, 1994, to register an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing this Registration Statement with the Commission. On October 21, 1993, the Registrant filed a registration statement on Form S-8 (Registration No. 33-70628) with the Commission to register eight hundred thousand (800,000) shares of the Registrant's Common Stock reserved for issuance under the 401(k) Plan, and the contents of such registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing this Registration Statement with the Commission. Any information that is required to be disclosed in this Registration Statement is included in such earlier registration statements.

Item 8.  Exhibits.

Exhibit No.            Description
-----------            -----------

        5              Opinion and Consent of Giordano, Halleran & Ciesla, P.C.

        23             Consent of Coopers & Lybrand L.L.P.


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1993, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Monmouth, State of New Jersey, on the 30th day of May, 1997.

                                       CALTON, INC.
                                       (Registrant)


                                       By:     /s/   Anthony  J. Caldarone
                                               Name: Anthony J. Caldarone
                                                     President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Caldarone and Bradley A. Little, and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.


      Signature                        Title                         Date
      ---------                        -----                         ----

/s/ Anthony J. Caldarone      Chairman, Chief Executive          May 30, 1997
---------------------------   Officer and President
(Anthony J. Caldarone)        (Principal Executive Officer)

/s/ Bradley A. Little         Senior Vice President - Finance    May 30, 1997
---------------------------   & Treasurer (Principal
(Bradley A. Little)           Financial & Accounting Officer)

/s/ J. Ernest Brophy          Director                           May 30, 1997
---------------------------
(J. Ernest Brophy)

/s/ Frank Cavell Smith, Jr.   Director                           May 30, 1997
---------------------------
(Frank Cavell Smith, Jr.)

/s/ Mark N. Fessel            Director                           May 30, 1997
---------------------------
(Mark N. Fessel)


                               EXHIBIT INDEX

Exhibit
Number              Exhibit
-------             -------

        5           Opinion and Consent of Giordano, Halleran & Ciesla, P.C.

        23          Consent of Coopers & Lybrand L.L.P.